January 15, 2019

ClearTrust, LLC

16540 Pointe Village Dr, Ste 205

Lutz, FL 33558

Ladies and Gentlemen:

Tauriga Sciences, Inc., a Florida corporation (the “Company”), and Eagle Equities, LLC (the “Investor”) have entered into a Securities Purchase Agreement (“SPA”) dated January 15, 2019, providing for the issuance of an 8% Convertible Promissory Note with a principal amount of $62,000.00 (“Note”), referred to herein as the ‘Note’, as well as a side letter (the “Side Letter”, a copy of which has been provided to you as Transfer Agent) incorporated into and amending the terms of the SPA and Note.

You as Transfer Agent are hereby irrevocably authorized and instructed in accordance with the terms of the Side Letter, that upon the earlier to occur of Company obtaining shareholder approval to amend its articles of incorporation to provide for a sufficient number of shares of Common Stock to satisfy the conversion rights of the Investor under the SPA, or April 15, 2019, to reserve a specified number of shares of common stock (“Common Stock”) of the Company (initially, 4,000,000 shares of Common stock, until such time that authorized share increase is approved by shareholders whereby the reserve shall be increased to 18,500,000 shares of common stock on or before April 15, 2019) for issuance upon full conversion of the Note in accordance with the terms thereof. In the event of a stock split the reserve will be automatically adjusted with the same ratio as the stock split. The Investor or the Company shall have the right to periodically request that the number of reserved shares be increased so that the number of reserved shares at least equals 400% of the number of shares of Company common stock issuable upon conversion of the Note. The Company and Investor understand that the Transfer Agent will only increase the reserve if authorized unissued shares are available and have not been previously reserved. Further, conversions will only be processed should there be sufficient unissued, but authorized shares available.

The ability to convert the Note in a timely manner is a material obligation of the Company pursuant to the Note, except as provided for and subject to the terms of the Side Letter. You have the right to rely on each notice of conversion (“Conversion Notice”) as presented, and have no responsibility to verify the conversion formula used. Provided you are acting as Transfer Agent at the time, your firm is hereby irrevocably authorized and instructed to within three (3) Trading days issue shares of Common Stock of the Company to the Investor without any further action or confirmation by the Company upon your receipt from the Investor of: (i) a Conversion Notice executed by the Investor; (ii) any other supporting documentation reasonably required by the Transfer Agent; (iii) opinion of counsel confirming that the shares to be issued have been registered and the Registration Statement is currently effective or an opinion of counsel of the Investor or the Company, in form, substance and scope customary for opinions of counsel in comparable transactions (and satisfactory to the Transfer Agent), to the effect that the applicable shares of Common Stock are not “restricted securities” as defined in Rule 144 and otherwise may be issued pursuant to Rule 144 under the Federal Securities Act of 1933, as amended (the “Securities Act”), without any transfer restrictions; and (iv) customary seller representation letter for sales made under Rule 144 signed by the Investor if applicable. Such shares should be issued and delivered, at the option of the Investor as specified in the Conversion Notice or similar instruction either (i) electronically if the Company is approved by The Depository Trust Company (“DTC”) for Deposit Withdrawal at Custodian (“DWAC”) processing by making the shares available in book-entry form for further credit to the beneficial Investor account at a participant broker with DTC through its DWAC system, provided the Investor causes its broker or bank to properly initiate a DWAC deposit, or (ii) in certificated form without any restrictive legend which would restrict the transfer of the shares provided however that if such shares are not registered for resale under the Securities Act or are not able to be sold under Rule 144 and you have not received an opinion of counsel that the issuance of the shares is exempt from registration under the Securities Act, then the issued certificates for such shares shall bear the following restrictive legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS AND SATISFACTORY TO THE TRANSFER AGENT THAT REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The unissued shares shall remain in the created reserve with you, the Transfer Agent, until the Investor and an authorized officer of the Company provide written instructions to you that the shares or any part of them shall be taken out of the reserve and shall no longer be subject to the terms of these instructions. In the event the Company delivers to ClearTrust, LLC and the Investor written “Notice to Vacate the Reserve” and the Investor does not respond within 10 calendar days to such notice, the Company and Transfer Agent will assume the Investor is in agreement with said notice and will take the shares or any part of them out of the reserve at the end of said 10 days, and the Transfer Agent shall no longer be subject to the terms of these instructions for any shares removed from the reserve. Written notice must be sent by the issuer via certified mail to the address of record for the Investor or by email to the Investor’s email address as stated in the last notice of conversion presented.

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The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder. Such indemnification includes any claim made by the Company against you with respect to these instructions or the performance of your duties hereunder. You shall have no liability to the Company in respect of this, and you shall be entitled to rely in this regard on the advice of counsel.

The Board of Directors of the Company has approved the foregoing IRREVOCABLE INSTRUCTIONS. Company hereby confirms to you that no instruction other than as contemplated herein will be given to you by Company with respect to the matters referenced herein. Company hereby authorizes you, and you shall be obligated, to disregard any contrary instruction received by or on behalf of Company or any other person purporting to represent Company. At your sole discretion, you are also authorized to release any information you deem necessary towards the processing, clearing, and settlement of the shares arising from this reservation.

Notwithstanding any other provision hereof, Company and Investor understand that you shall not be required to perform any issuance or transfer of Conversion Shares if (i) such an issuance or transfer of Conversion Shares is in violation of any state or federal securities laws or regulations, or (ii) the issuance or transfer of Conversion Shares is prohibited or stopped as required or directed by an order of a court of competent jurisdiction. Additionally, Company and Investor understand that you shall not be required to perform any issuance or transfer of Common Stock if Company is in default of its payment obligations under its transfer agent service agreement (“the TA Agreement” with you; provided, however, that in such case Investor shall have the right to pay the obligations in default or otherwise resolve the deficiency in a manner satisfactory to the Transfer Agent. The Investor is responsible for all fees associated with the Conversion Notice, including but not limited to the issuance, delivery and transfer of shares, and acknowledges you will not act on a Conversion Notice without payment of fees owed.

The Company agrees that in the event that you resign or are terminated as the Company’s Transfer Agent, the Company shall engage a suitable replacement agent that will agree to serve as agent for the Company within five (5) business days. You reserve the right to resign as Transfer Agent at any time in accordance with the terms of your TA Agreement with the Company, and upon either voluntary resignation or termination by the Company, your obligations under this letter shall cease immediately and you shall have no further obligations to act under these instructions. Notwithstanding the forgoing, the Company acknowledges that you will complete any pending conversion request that is outstanding at the time of termination by either party.

This letter is governed by the laws of the state of Florida.

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The Investor is intended to be and is a third-party beneficiary hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of the Investor.

Very truly yours,

Tauriga Sciences, Inc.

By:
Name:	Seth M. Shaw
Title:	Chief Executive Officer

Acknowledged and Agreed:
Eagle Equites, LLC

By:
Name:
Title:

Acknowledged and Agreed:
ClearTrust, LLC

By:
Name:	Matthew Luginbuehl
Title:	Operations Manager

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